Exhibit 99.1

BB&T Corporation

Corporate Communications
2400 Reynolda Road
Winston-Salem, NC 27106-4606

November 12, 2014

FOR IMMEDIATE RELEASE

BB&T Contacts:

ANALYSTS		MEDIA
Alan Greer	Tamera Gjesdal	Cynthia A. Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1470

Susquehanna Contact:

ANALYSTS

Jason H. Weber

Senior Vice President

Investor Relations

(717) 626-9801

BB&T to acquire Susquehanna Bancshares

Strategically Compelling, Financially Attractive Transaction

•	Attractive market extension of Mid-Atlantic footprint

•	Second largest bank headquartered in Pennsylvania

•	Combined #5 ranking in Susquehanna’s markets

•	Strong fit with BB&T’s culture and community banking model

•	EPS accretive and strong IRR

WINSTON-SALEM, N.C. and LITITZ, PA. – BB&T Corporation (NYSE: BBT) and Susquehanna Bancshares, Inc. (NASDAQ: SUSQ) announced today the signing of a definitive agreement under which BB&T will acquire Susquehanna in a cash and stock transaction for total consideration valued at approximately $2.5 billion. This acquisition will significantly expand BB&T’s footprint in the Mid-Atlantic region and improve its ranking to #5 in Maryland.

Susquehanna, headquartered in Lititz, Pa., is a top 50 bank in the U.S. with $18.6 billion in assets, $13.6 billion in deposits and 245 banking offices in Pennsylvania, Maryland, New Jersey, and West Virginia.

“We are extremely excited to welcome our new clients and associates in these attractive markets to BB&T. Susquehanna’s culture, commitment to its communities and business model are a strong fit with BB&T,” said Chairman and Chief Executive Officer Kelly S. King.

“We look forward to being a part of BB&T’s storied franchise,” said William J. Reuter, Susquehanna’s Chairman and Chief Executive Officer. “BB&T’s expanded product offerings and resources combined with a stronger balance sheet will enable us to better serve our clients, associates and communities.”

In connection with the acquisition, BB&T plans to establish three new banking regions encompassing certain markets in Pennsylvania and New Jersey. BB&T also plans to integrate its Baltimore region with Susquehanna’s. These four regions are expected to be led by legacy Susquehanna executives. BB&T operates its community banking client service model through banking regions that drive faster, simpler, more effective client service.

“Similar to our recently announced market expansion acquisitions in the Dallas, Houston and Cincinnati markets, Susquehanna expands our franchise into a contiguous, attractive region that presents an exciting opportunity for us. The diversity of our markets is a key element of our long-term success,” said King.

BB&T is very pleased that William J. Reuter and Christine Sears, current Susquehanna Board members, will join BB&T’s Board of Directors upon closing of the transaction. BB&T plans to continue Susquehanna’s tradition of commitment and service to its communities by creating a $10 million economic development fund to ensure ongoing support of the Lancaster, Pennsylvania community.

Under the terms of the agreement, which was approved by the Board of Directors of each company, shareholders of Susquehanna will receive as merger consideration 0.253 shares of BB&T common stock and $4.05 in cash for each share of Susquehanna common stock. The merger consideration is valued at $13.50 per share based on the average closing price of BB&T over the 45 trading days ending on November 10, 2014.

BB&T expects to incur pre-tax merger and integration costs of approximately $250 million and expects to achieve annual cost savings of approximately $160 million (approximately 32% of Susquehanna’s non-interest expenses). BB&T expects this acquisition to be accretive to earnings per share in the first full year excluding one-time charges and expects the transaction to exceed its IRR hurdle.

This acquisition is subject to customary closing conditions including regulatory approvals and approval of Susquehanna shareholders.

Deutsche Bank Securities Inc. served as financial advisor to BB&T. Wachtell, Lipton, Rosen & Katz served as legal counsel to BB&T in this transaction.

Keefe, Bruyette & Woods served as financial advisor to Susquehanna. Sullivan & Cromwell LLP served as legal counsel to Susquehanna in this transaction.

BB&T has posted a presentation to its website discussing the transaction. To access the presentation, go to bbt.com/investor-presentations.

Conference Call Info

BB&T will host a conference call for investors at 8:30 am EST on November 12, 2014 to discuss the transaction. You may participate in the conference by dialing 888-219-1459 and entering the participant code 5883379. A presentation will be used during the conference call and is available on our website at bbt.com/investor-presentations. Replays of the conference call will be available for thirty days by dialing 888-203-1112 (access code 5883379).

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $187.0 billion in assets and market capitalization of $26.8 billion, as of September 30, 2014. Based in Winston-Salem, N.C., the company operates 1,842 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T has been recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at bbt.com.

About Susquehanna

Susquehanna is a financial services holding company with total assets of approximately $18.6 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, Susquehanna offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company, a vehicle leasing company, a mortgage division, and a settlement services company. Investor information may be requested through Susquehanna’s website at www.susquehanna.net.

###

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, BB&T’s and Susquehanna’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in BB&T’s and Susquehanna’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Susquehanna shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Susquehanna business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Susquehanna and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SUSQUEHANNA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and Susquehanna, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About” and then under the heading “Investor Relations” and then under “BB&T Corporation SEC Filings” or from Susquehanna by accessing Susquehanna’s website at www.susquehanna.net under the heading “Investor Relations” and then under “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, Attention: Investor Relations, Telephone: (717) 626-9801.

Susquehanna and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Susquehanna in connection with the proposed merger. Information about the directors and executive officers of Susquehanna and their ownership of Susquehanna common stock is set forth in the proxy statement for Susquehanna’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.